Exhibit 23.2

     We consent to incorporation by reference in this Registration Statement on Form SB-2 of the reference to our firm under the caption "Experts" and to the use of our report dated June 13, 1996 for Bagels Unlimited, Inc., all of which is contained in the Registration Statement of BAB Holdings, Inc. on Form SB-2, Commission File No. 333-29465 and the related Prospectus dated August 6, 1997.


MUEHL, STEFFES & KRUEGER, S.C.

August 25, 1997